Escalade Acquires Cue And Case Sales, Inc.®

EVANSVILLE, Ind., Oct. 28, 2014 /PRNewswire/ -- Escalade, Incorporated (Nasdaq: ESCA) announced today the acquisition of the assets of Cue and Case Sales, Inc. which will become part of Escalade Sports, a wholly owned subsidiary of Escalade, Inc., a leading manufacturer and marketer of table tennis, darting, billiards, game tables, basketball systems, archery and fitness products.

The acquisition will allow Escalade Sports to provide stronger service and support to the billiard specialty market by delivering "one stop shop" capabilities for their new and existing customer base. The deal will offer billiard dealers and their consumers access to Escalade Sports' legendary brands such as STIGA table tennis; Nodor, Winmau and Arachnid darting; and Atomic arcade-style games.

"We are pleased to be joined by Cue and Case Sales, the billiard accessory leader serving the specialty dealer market," stated Robert J. Keller, President and Chief Executive Officer of Escalade, Inc. "This acquisition enables Escalade Sports to broaden and diversify its customer base while providing the opportunity to add our world renowned table tennis, darting and game room brands to their exceptional line of billiard cues and accessories to further serve the market."

For more information on Escalade Sports, its brands, instruction manuals, game rules, retailers, warranty, replacement parts or customer service, please call 1-888-784-4288 or visit www.escaladesports.com.

About Escalade, Inc.
Headquartered in Evansville, IN, Escalade, Inc. is a global consumer products company. The largest division, Escalade Sports, is a leading manufacturer and distributor of sporting goods and outdoor products. Leaders in their respective categories, Escalade Sports' brands include STIGA® and Ping-Pong® table tennis, Accudart® and Unicorn® darting; Goalrilla®, Goaliath® and Silverback® sports training equipment and basketball goal systems; and Bear Archery®, Trophy Ridge® and Cajun Bowfishing hunting products. Escalade Sports products are available at sporting goods retailers and independent dealers nationwide.

About Cue and Case Sales, Inc.
Founded in 1991, Cue and Case is a leader in the specialty billiard accessories category. Their product offering includes cues, cases, cue accessories, racks, balls, lights and select gaming furniture. Renowned for providing specialty billiard dealers with superior products and excellent customer service, Cue and Case is the dominant player in the category. Their brand portfolio includes Lucasi, Players, Rage and PureX brands and they are a distributor of several other prominent billiard brands such as Predator and McDermott. The business is based in St. Augustine, Florida.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, Escalade's ability to achieve its business objectives, especially with respect to its Sporting Goods business on which is has chosen to focus, Escalade's ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses, new product development, the continuation and development of key customer and supplier relationships, Escalade's ability to control costs, general economic conditions, fluctuation in operating results, changes in foreign currency exchange rates, changes in the securities market, Escalade's ability to obtain financing and to maintain compliance with the terms of such financing, and other risks detailed from time to time in Escalade's filings with the Securities and Exchange Commission. Escalade's future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

CONTACT: Deborah Meinert, 812-467-4449

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